EXHIBIT 23



                     CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-00668, Form S-8 No. 33-37139 and Form S-8 No. 33-63741) pertaining to the Textron Savings Plan of Textron Inc. of our report dated May 10, 1996, with respect to the financial statements and schedules of the Textron Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                   /s/ ERNST & YOUNG LLP



    New York, New York
    June 26, 1996